UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
November 26, 2014

Spirit Realty Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0001-36004	20-1676382
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16767 North Perimeter Drive, Suite 210, Scottsdale, Arizona 85260
(Address of principal executive offices) (Zip Code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 26, 2014 (the “Closing Date”), Spirit Realty, L.P. (“Spirit Realty”), a wholly-owned direct subsidiary of Spirit Realty Capital, Inc. (the “Company”), completed the issuance (the “Transaction”) of $510 million aggregate principal amount of net-lease mortgage notes, Series 2014-4, Class A-1 (“Class A-1 Notes”) and Series 2014-4, Class A-2 (“Class A-2 Notes” and collectively with the Class A-1 Notes, the “Notes”), by Spirit Master Funding, LLC (“SMF I”), Spirit Master Funding II, LLC (“SMF II”), Spirit Master Funding III, LLC (“SMF III” and, collectively with SMF I and SMF II, the “Existing Issuers”), Spirit Master Funding VI, LLC (“SMF VI”) and Spirit Master Funding VIII, LLC (“SMF VIII” and, together with SMF VI, the “New Issuers” and collectively with the Existing Issuers, the “Issuers”), pursuant to its existing net-lease mortgage securitization platform (the “Securitization Platform”) relating to commercial real estate, net leases and mortgage loans. Each Issuer is an indirectly-owned, special purpose bankruptcy-remote subsidiary of the Company. The Class A-1 Notes and the Class A-2 Notes were rated “A+” (sf) by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”).

Prior to the Closing Date, the Existing Issuers previously issued three series of notes under the Securitization Platform: the Series 2014-1 Notes (the “Series 2014-1 Notes”), designated in two separate classes, Class A-1 and Class A-2; the Series 2014-2, Class A Notes (the “Series 2014-2 Notes”); and the Series 2014-3, Class A Notes (the “Series 2014-3 Notes” and, collectively with the Series 2014-1 Notes and the Series 2014-2 Notes, the “Existing Notes”). As of the Closing Date (after giving effect to the payments anticipated to be made on the Existing Notes on the related payment date in November 2014), there was $76,332,982 principal outstanding of Series 2014-1, Class A-1 Notes, $253,300,000 principal outstanding of Series 2014-1, Class A-2 Notes, $245,317,000 principal outstanding of Series 2014-2 Notes and $312,740,000 principal outstanding of Series 2014-3 Notes. The Existing Notes were not registered under the Securities Act of 1933, as amended (the “Securities Act”).

The Issuers, Spirit Realty, Morgan Stanley & Co. LLC (“Morgan Stanley”) and Deutsche Bank Securities Inc. (“DB” and together with Morgan Stanley, the “Initial Purchasers”) entered into a note purchase agreement, dated as of November 26, 2014 (the “Purchase Agreement”), pursuant to which the Issuers sold the Notes to the Initial Purchasers. The Notes were sold to the Initial Purchasers in reliance on certain exemptions from registration under the Securities Act, and representations made by the Initial Purchasers under the Purchase Agreement. The Initial Purchasers sold the Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

The Class A-1 Notes are comprised of $150 million initial principal amount of interest-only notes with an anticipated repayment date approximately 5 years from the Closing Date and an interest rate of 3.5014%. The Class A-2 Notes are comprised of $360 million initial principal amount of interest-only notes with an anticipated repayment date approximately 15 years from the Closing Date and an interest rate of 4.6291%. The Notes have a legal final payment date in January 2045, and may be redeemed after December 2016 at any time prior to their anticipated repayment date subject to payment of make-whole consideration (until 12 months and 24 months prior to the Class A-1 and Class A-2 anticipated repayment dates, respectively, at which time no such make-whole payments shall be required). In the event that any class of Notes is not paid in full at its respective anticipated repayment date (an “ARD Event”), subordinate additional interest will begin to accrue on such Notes.

The Notes

The Notes were issued by the Issuers pursuant to the Second Amended and Restated Master Indenture (as amended by Amendment No. 1 thereto, dated as of the Closing Date, the “Indenture”) among the Existing Issuers and Citibank, N.A. (the "Indenture Trustee"), entered into on May 20, 2014, with the terms of the Notes governed by the Series 2014-4 Supplement to the Indenture entered into by the Issuers and the Indenture Trustee on the Closing Date. From time to time and subject to certain conditions, the Issuers and/or any special purpose, bankruptcy remote affiliate of the Issuers (each, a “Co-Issuer”) may issue additional series of notes pursuant to the Indenture and any applicable series supplement thereto. The Notes and any additional series of notes will be payable solely from and secured by a security interest in the assets of the Issuers, together with the assets of any Co-Issuer.

As of the Closing Date, the assets of the Issuers consist primarily of (i) fee title to commercial real estate properties and the Issuer’s rights in net leases of such properties, and (ii) mortgage loans that are secured by fee title to commercial real estate property and all future payments required thereunder.

Spirit Realty, the Issuers and Midland Loan Services, a division of PNC Bank, National Association (“Midland”), entered into a Second Amended and Restated Property Management and Servicing Agreement (as amended by Amendment No. 1 thereto, dated as of the Closing Date, the “Property Management Agreement”), dated as of May 20, 2014. Under the Property Management Agreement, Spirit Realty serves as the property manager (the “Property Manager”) and special servicer (the “Special Servicer”) and is responsible for servicing and administering the assets securing the Notes. Midland acts as the back-up manager under the Property Management Agreement. On the Closing Date, the New Issuers will enter into a joinder agreement (the “Joinder Agreement”) with Spirit Realty and Midland to become parties to the Property Management Agreement.

The Issuers are subject to certain restrictive covenants under the Property Management Agreement and the Indenture including with respect to liens, indebtedness, managers, mergers, disposition of assets, acquisition of assets, investments, the types of business it may conduct and other customary covenants for a bankruptcy-remote special purpose entity. The Property

Management Agreement and the Indenture permit the Issuers to substitute commercial mortgage loans and commercial real estate properties from time to time for assets securing the Notes subject to certain conditions and concentration limits. The Property Management Agreement may require the Property Manager to make reimbursable advances of principal and interest in respect of the Notes and make reimbursable servicing advances in respect of the collateral under certain circumstances.

Events of Default and Amortization Events

 The Notes are subject to events of default that generally are customary in nature for rated net lease mortgage securitizations of this type, including (a) the non-payment of interest or principal, (b) material violations of covenants, (c) material breaches of representations and warranties and (d) certain bankruptcy events. The Notes are subject to amortization events that generally are customary in nature for rated net lease mortgage securitizations of this type, including (i) the average cashflow coverage ratio falling below certain levels, (ii) the occurrence of an event of default and (iii) the failure by the Issuers to repay any class of notes in full prior to the anticipated repayment date for such class of notes. The occurrence of an early amortization event or an event of default could result in the early amortization of the Notes and the occurrence of an event of default could, in certain instances, result in the liquidation of the collateral securing the Notes.

The foregoing description in this Item 1.01 is only a summary of certain provisions of the transaction described above and is qualified in its entirety by the terms of the Indenture and the Property Management Agreement. The Second Amended and Restated Master Indenture, dated as of May 20, 2014, is filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed on May 20, 2014, and a copy of Amendment No. 1 thereto is filed as an exhibit hereto. The Second Amended and Restated Property Management and Servicing Agreement, dated as of May 20, 2014, is filed as Exhibit 1.1 to the Company’s Current Report on Form 8-K, filed on May 20, 2014, and Amendment No 1 thereto is filed as an exhibit hereto. A copy of the Joinder Agreement will be filed as an exhibit hereto. Each of the foregoing documents is incorporated herein by reference.

Use of Proceeds

Spirit Realty will use the proceeds from the sale of the Notes on the Closing Date, other than certain amounts reserved for acquisition of additional collateral, to repay shorter-term debt (including borrowings under its revolving credit facility), to fund acquisition activity and for general corporate purposes.

Forward-Looking Statements

This Current Report and Exhibits hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” “guidance,” and similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated, due to a number of factors which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads and changes in the real estate markets), unknown liabilities acquired in connection with acquired properties, portfolios of properties, or interests in real-estate related entities, general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew eases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate), risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, and additional risks discussed in Spirit’s filings with the Securities and Exchange Commission from time to time, including Spirit’s Annual Report on Form 10-K for the year ended December 31, 2013 and in the prospectus supplements relating to securities offerings recently completed by Spirit. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

The disclosure set forth above under Item 1.01 is hereby incorporated by reference to this Item 2.03 as if fully set forth herein.

ITEM 7.01	REGUALTION FD

On November 26, 2014 and on December 1, 2014, the Company issued press releases announcing the pricing and closing, respectively, of the Transaction. A copy of these press releases are attached hereto as Exhibit 99.1 and 99.2 and are incorporated herein by reference. This information, including the information contained in the press release, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

1.1
Joinder Agreement, dated as of November 26, 2014, by and among Spirit Master Funding VI, LLC, Spirit Master Funding VIII, LLC, Spirit Realty, L.P., and Midland Loan Services, a division of PNC Bank, National Association.

1.2
Amendment No. 1 to the Second Amended and Restated Property Management and Servicing Agreement, dated as of November 26, 2014, by and among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, Spirit Realty, L.P. and Midland Loan Services, a division of PNC Bank, National Association.

4.1
Amendment No. 1 to the Second Amended and Restated Master Indenture, dated as of November 26, 2014, by and among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC and Citibank, N.A.

4.2
Series 2014-4 Indenture Supplement, dated as of November 26, 2014, by and among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, Spirit Master Funding VI, LLC, Spirit Master Funding VIII, LLC and Citibank, N.A.

99.1	Press Release, dated November 26, 2014.
99.2	Press Release, dated December 1, 2014.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael A. Bender
Michael A. Bender Chief Financial Officer, Executive Vice President and Treasurer (Principal Financial and Accounting Officer)
Date: November 26, 2014

EXHIBIT INDEX

Exhibit Number	Description
1.1
Joinder Agreement, dated as of November 26, 2014, by and among Spirit Master Funding VI, LLC, Spirit Master Funding VIII, LLC, Spirit Realty, L.P., and Midland Loan Services, a division of PNC Bank, National Association.

1.2
Amendment No. 1 to the Second Amended and Restated Property Management and Servicing Agreement, dated as of November 26, 2014, by and among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, Spirit Realty, L.P. and Midland Loan Services, a division of PNC Bank, National Association.

4.1
Amendment No. 1 to the Second Amended and Restated Master Indenture, dated as of November 26, 2014, by and among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC and Citibank, N.A.

4.2
Series 2014-4 Indenture Supplement, dated as of November 26, 2014, by and among Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC, Spirit Master Funding VI, LLC, Spirit Master Funding VIII, LLC and Citibank, N.A.

99.1	Press Release, dated November 26, 2014.
99.2	Press Release, dated December 1, 2014.